                      [DELOITTE AND TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Aurora Foods Inc. on Form S-1 of our report dated March 20, 1998, on The Duncan Hines Business of The Procter & Gamble Company, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
April 21, 1998